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                                EXHIBIT 3.1(a)
                                --------------

                           ARTICLES OF INCORPORATION

                                      OF

                        THE MOVIE GREATS NETWORK, INC.

     The undersigned incorporator hereby forms a corporation pursuant to the General Corporation Law of the State of Nevada. No. 4319-89 (Chapter 78 of Nevada Revised Statutes.)

                                   ARTICLE I
                                CORPORATE NAME

     The name of the Corporation is THE MOVIE GREATS NETWORK, INC.

                                  ARTICLE II
                                   DURATION

     The duration of the Corporation shall be perpetual.

                                  ARTICLE III
                               GENERAL PURPOSES

     The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

          "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada".

                                  ARTICLE IV
                                 CAPITAL STOCK

     The amount of the total authorized capital stock of this Corporation shall consist of One Hundred Thousand Dollars ($100,000) divided into 100,000,000 shares of $.001 per value each. All shares shall be designated as Common Stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company's Common Stock.

                                   ARTICLE V
                               REGISTERED OFFICE

     The registered office of the Corporation in the State of Nevada is Corporation Trust Company of Nevada, 1 East First Street, Reno, Nevada, County of Washoe. The registered agent in charge thereof at such address is The Corporation Trust Company of Nevada.

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                                  ARTICLE VI
                                   DIRECTORS

     The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

     Dennis Blomquist           9461 Cobalt Circle
                                Sandy, UT 84070

     Larry Aoki                 4375 West 3300 North
                                Corinne, UT 84307

     Tom Sollami                4375 West 3300 North
                                Corinne, UT 84307

                                  ARTICLE VII
                                 INCORPORATOR

     The name and mailing address of the incorporator of the Company is:

     A. O. Headman, Jr.         420 East South Temple,
                                Suite 334
                                Salt Lake City, Utah 84111

                                 ARTICLE VIII
                               NON-ASSESSABILITY

     Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                  ARTICLE IX
                               CERTAIN CONTRACTS

     No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

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2.   The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE X
                                    BYLAWS

     The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

                                  ARTICLE XI
                                INDEMNIFICATION

1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction , or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the

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     Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

3.   To the extent that any person referred to in paragraphs 1 and 2 of this
     Article XI has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under paragraphs 1 and 2 of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article XI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article XI.

6. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XI.

8. For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a

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     director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                  ARTICLE XII
                         STOCKHOLDER ACTION BY CONSENT

     Any corporation action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon action if a meeting were held; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                 ARTICLE XIII
                                   AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file, and record this certificate, and does certify that the facts stated herein are true; and has executed these Articles of Incorporation.

     DATED this _______ day of April, 1989.

                                                        _______________________
                                                        A. O. Headman, Jr.

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     STATE OF UTAH              )
                                )        ss.
     COUNTY OF SALT LAKE        )

          On the ______ day of April, 1989, personally appeared before me A. O. Headman, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing documents as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of April, 1989.

                                               ________________________________
                                               NOTARY PUBLIC
                                               Residing at ____________________


My Commission expires:

______________________

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